Rackspace Hosting Reports Third Quarter 2010 Results

For the quarter ended September 30, 2010:

•	Net revenue of $199.7 million grew 23.0% year-over-year and 6.6% from Q2 2010
•	Adjusted EBITDA (1) of $68.5 million grew 33.2% year-over-year and 10.1% from Q2 2010
•	Achieved adjusted EBITDA margin of 34.3%, up from 31.7% year-over-year and 33.2% in Q2 2010
•	Net income of $11.8 million grew 55.3% year-over-year and 5.5% from Q2 2010
•	Generated $11.7 million of Adjusted Free Cash Flow for the quarter and $28.6 million for the first nine months of 2010

SAN ANTONIO – November 8, 2010 – Rackspace® Hosting, Inc. (NYSE: RAX), the world's leader in the hosting and cloud computing industry, announced financial results for the quarter ended September 30, 2010.

Net revenue for the third quarter of 2010 was $199.7 million, up 6.6% from the previous quarter and 23.0% from the third quarter of 2009.  Net revenue for the third quarter of 2010 was positively impacted by currency exchange rates when compared to the second quarter of 2010, but was negatively impacted when compared to the third quarter of 2009.

Changes in currency exchange rates had a positive impact on net revenue of $1.8 million quarter-over-quarter, and a negative impact on net revenue of $2.9 million on a year-over-year basis.

Managed hosting revenue for the quarter increased to $172.9 million, up from $164.1 million in the prior quarter.  Cloud revenue increased to $26.8 million in the quarter, up from $23.2 million in the previous quarter.

Total server count increased to 63,996, up from 61,874, servers at the end of the second quarter of 2010, and total customers increased to 118,732, up from 108,023 at the end of the previous quarter.

“Our efforts to improve the business model are working.  We have been making investments to enhance the capital efficiency of our business and we are beginning to see the early returns on those investments now.” said Lanham Napier, president and chief executive officer.

Adjusted EBITDA for the quarter was $68.5 million, a 10.1% increase compared to the second quarter of 2010 and a 33.2% increase compared to the third quarter of 2009.  The adjusted EBITDA margin for the quarter was 34.3%, up from 33.2% in the previous quarter and 31.7% in the third quarter of 2009.  Adjusted EBITDA and adjusted EBITDA margin were negatively impacted by a non-cash charge of $1.1 million for the quarter relating to operating leases.

Net income was $11.8 million for the quarter, up 5.5% from the previous quarter and 55.3% from the third quarter of 2009.  Net income margin for the quarter was 5.9% compared to 6.0% for the previous quarter and 4.7% in the third quarter of 2009.

“At the beginning of the year we outlined our objectives for 2010, to grow faster than 2009, while maintaining margins and investing in our business.  We also said that we expected adjusted free cash flow to be positive at growth rates below 35%.   With 3 out of 4 quarters complete, we believe that we will achieve these objectives for 2010.” said Bruce Knooihuizen, chief financial officer.

Cash flow from operating activities was $67.1 million for the third quarter of 2010. Capital expenditures were $52.4 million, including $36.2 million for purchases of customer gear, $6.2 million for data center build outs, $1.3 million for office build outs, and $8.8 million for capitalized software and other projects.  For the full year of 2010, the company continues to expect total capital expenditures of $185 to $235 million.

Adjusted free cash flow (1) for the quarter was $11.7 million.

At the end of the third quarter of 2010, cash and cash equivalents were $166.6 million. Included in that amount are investments in money market funds in the amount of $60.7 million. Debt obligations totaled $180.2 million consisting of $126.5 million related to capital leases and $53.7 million related to current and non-current debt. $50.0 million of non-current debt is related to borrowings on the company’s line of credit. The company has an additional $194.4 million available for future borrowings on the company’s line of credit.

On a worldwide basis, Rackspace employed 3,130 Rackers as of September 30, 2010, up from 3,002 Rackers as of June 30, 2010 and 2,730 Rackers as of September 30, 2009.

Rackspace Developments and Business Highlights

•
General availability of Cloud Servers™ for Windows:  In August, Rackspace announced the launch of its Cloud Servers for Windows offering.  The new service delivers a highly scalable environment ideal for Windows-based hosting, testing and developing applications and supporting the high levels of traffic required for launching online gaming platforms or the next social networking phenomenon. Cloud Servers for Windows provides a full suite of features supported by the industry’s leading Service Level Agreement (SLA) and Rackspace’s hallmark customer service, Fanatical Support®.

•
Continued Traction with Enterprise Customers: During the third quarter of 2010, Rackspace added several new enterprise customers to its installed base including CA Technologies. Additionally, Anheuser-Busch expanded its partnership with Rackspace to manage key distributor applications in addition to their public facing websites.

Conference Call and Webcast

Management will host a conference call to discuss the results starting today at 4:30 p.m.

To access the conference call, please dial 888-286-2314 from the United States or dial 719-325-2355 from abroad and reference pass code 9910374. A live webcast and a replay of the conference call will be available on Rackspace’s website, located at ir.rackspace.com.

About Rackspace Hosting
Rackspace Hosting is the world leader in hosting. The San Antonio-based company provides its customers Fanatical Support ® in their portfolio of hosted IT services, including Managed Hosting, Cloud Computing and Email and Apps.  For more information, visit www.rackspace.com.

Forward Looking Statements

This press release contains forward-looking statements that involve risks, uncertainties and assumptions. If such risks or uncertainties materialize or such assumptions prove incorrect, the results of Rackspace Hosting could differ materially from those expressed or implied by such forward-looking statements and assumptions. All statements other than statements of historical fact are statements that could be deemed forward-looking statements, including any statements concerning expected operational and financial results, long term investment strategies, growth plans, expected results from the integration of technologies and acquired businesses, the performance or market share relating to products and services; any statements of expectation or belief; and any statements or assumptions underlying any of the foregoing. Risks, uncertainties and assumptions include infrastructure failures, the continuation or further deterioration of the current difficult economic conditions or further fluctuations, disruptions, instability or downturns in the economy, the effectiveness of managing company growth, technological and competitive factors, regulatory factors, and other risks that are described in Rackspace Hosting’s Form 10-K for the year ended December 31, 2009, filed with the SEC on February 26, 2010 and in Rackspace Hosting’s Form 10-Q for the quarter ended September 30, 2010, expected to be filed on November 9, 2010. Except as required by law, Rackspace Hosting assumes no obligation to update these forward-looking statements publicly, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future.

Contact:

Investor Relations	Corporate Communications
Bryan McGrath	Rachel Ferry
210-312-5230	210-312-3732
ir@rackspace.com	rachel.ferry@rackspace.com

Consolidated Statements of Income
(Unaudited)

	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
(In thousands, except per share data)	2009	2010	2010	2009	2010
Net revenue	$162,399	$187,314	$199,710	$459,471	$565,829
Costs and expenses:
Cost of revenue	53,093	61,470	64,616	147,538	183,093
Sales and marketing	19,860	23,285	24,651	59,442	69,913
General and administrative	43,622	46,737	49,131	122,728	142,263
Depreciation and amortization	32,696	37,991	39,677	90,211	114,366
Total costs and expenses	149,271	169,483	178,075	419,919	509,635
Income from operations	13,128	17,831	21,635	39,552	56,194
Other income (expense):
Interest expense	(2,147)	(1,875)	(2,068)	(6,854)	(6,087)
Interest and other income (expense)	523	814	(1,263)	165	(264)
Total other income (expense)	(1,624)	(1,061)	(3,331)	(6,689)	(6,351)
Income before income taxes	11,504	16,770	18,304	32,863	49,843
Income taxes	3,900	5,572	6,495	11,680	17,024
Net income	$7,604	$11,198	$11,809	$21,183	$32,819

Net income per share
Basic	$0.06	$0.09	$0.09	$0.18	$0.26
Diluted	$0.06	$0.08	$0.09	$0.17	$0.25

Weighted average number of shares outstanding
Basic	121,501	124,592	125,312	119,788	124,633
Diluted	129,160	132,660	133,439	125,849	132,824

Consolidated Balance Sheets

(In thousands)	December 31,	September 30,
	2009	2010
		(Unaudited)
ASSETS
Current assets:
Cash and cash equivalents	$125,425	$166,557
Accounts receivable, net of allowance for doubtful accounts and customer credits
of $4,298 as of December 31, 2009 and $2,774 as of September 30, 2010	38,732	44,826
Income taxes receivable	7,509	2,823
Deferred income taxes	9,764	4,234
Prepaid expenses and other current assets	10,239	24,827
Total current assets	191,669	243,267

Property and equipment, net	432,971	474,320
Goodwill	22,329	23,329
Intangible assets, net	10,790	6,658
Other non-current assets	10,886	12,624
Total assets	$668,645	$760,198

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Accounts payable and accrued expenses	$89,773	$101,427
Current portion of deferred revenue	17,113	14,278
Current portion of obligations under capital leases	46,415	57,266
Current portion of debt	4,893	2,340
Total current liabilities	158,194	175,311

Non-current deferred revenue	2,331	2,407
Non-current obligations under capital leases	63,287	69,255
Non-current debt	52,791	51,316
Non-current deferred income taxes	30,850	29,538
Other non-current liabilities	11,765	19,134
Total liabilities	319,218	346,961

Commitments and Contingencies

Stockholders' equity:
Common stock	124	126
Additional paid-in capital	251,337	283,086
Accumulated other comprehensive loss	(10,257)	(11,017)
Retained earnings	108,223	141,042
Total stockholders’ equity	349,427	413,237
Total liabilities and stockholders’ equity	$668,645	$760,198

Consolidated Statements of Cash Flows
(Unaudited)

(In thousands)	Three Months Ended			Nine Months Ended
	September 30,	June 30,	September 30,	September 30,	September 30,
	2009	2010	2010	2009	2010
Cash Flows From Operating Activities
Net income	$7,604	$11,198	$11,809	21,183	32,819
Adjustments to reconcile net income to net cash provided
by operating activities
Depreciation and amortization	32,696	37,991	39,677	90,211	114,366
Loss on disposal of equipment, net	489	126	295	976	569
Provision for bad debts and customer credits	2,466	848	1,592	8,848	2,976
Deferred income taxes	(214)	(4,911)	9,614	5,103	2,982
Deferred rent	1,925	1,316	1,051	2,049	4,171
Share-based compensation expense	5,612	6,376	7,183	14,866	19,537
Other non-cash compensation expense	190	105	140	599	349
Excess tax benefits from share-based compensation arrangements	-	(8,438)	15,453	-	-
Changes in certain assets and liabilities
Accounts receivables	(4,133)	(5,362)	(2,346)	(16,991)	(9,074)
Income taxes receivable	9,281	8,215	(7,633)	8,246	4,352
Accounts payable and accrued expenses	(9,434)	6,454	2,772	2,620	12,633
Deferred revenue	(1,602)	(1,351)	(264)	(2,394)	(2,689)
All other operating activities	(2,524)	(605)	(12,233)	(4,112)	(13,026)
Net cash provided by operating activities	42,356	51,962	67,110	131,204	169,965

Cash Flows From Investing Activities
Purchases of property and equipment, net	(26,024)	(29,050)	(29,222)	(82,640)	(97,894)
Earnout payments for acquisitions	(1,200)	(490)	-	(6,822)	(490)
Other investing activities	-	(75)	-	-	(75)
Net cash used in investing activities	(27,224)	(29,615)	(29,222)	(89,462)	(98,459)

Cash Flows From Financing Activities
Principal payments of capital leases	(11,591)	(12,957)	(12,194)	(32,513)	(37,947)
Principal payments of notes payable	(1,381)	(2,505)	(684)	(5,908)	(4,029)
Payments on line of credit	(50,000)	-	-	(150,000)	-
Payments for debt issuance costs	(39)	-	-	(367)	-
Proceeds from employee stock plans	3,513	2,788	6,323	9,743	11,373
Excess tax benefits from share-based compensation arrangements	-	8,438	(15,453)	-	-
Net cash used in financing activities	(59,498)	(4,236)	(22,008)	(179,045)	(30,603)

Effect of exchange rate changes on cash and cash equivalents	(561)	(912)	2,181	1,846	229

Increase (decrease) in cash and cash equivalents	(44,927)	17,199	18,061	(135,457)	41,132

Cash and cash equivalents, beginning of period	147,877	131,297	148,496	238,407	125,425

Cash and cash equivalents, end of period	$102,950	$148,496	$166,557	$102,950	$166,557

Supplemental cash flow information:
Acquisition of property and equipment by capital leases	$16,974	$15,793	$23,208	$52,294	$54,767
Acquisition of property and equipment by notes payable	3,690	-	-	3,690	-
Vendor financed equipment purchases	$20,664	$15,793	$23,208	$55,984	$54,767

Shares issued in business combinations	$6,800	$510	$-	$8,680	$510
Cash payments for interest, net of amount capitalized	$1,908	$1,861	$1,846	$6,266	$5,851
Cash payments for income taxes	$2,362	$8,525	$3,822	$5,300	$15,761

Key Metrics – Quarter to Date
(Unaudited)

	Three Months Ended
(Dollar amounts in thousands, except annualized	September 30,	December 31,	March 31,	June 30,	September 30,
net revenue per average technical square foot)	2009	2009	2010	2010	2010
Growth
Managed hosting customers at period end	19,328	19,304	19,366	19,433	19,435
Cloud customers at period end**	61,616	71,621	80,080	88,590	99,297
Number of customers at period end	80,944	90,925	99,446	108,023	118,732

Managed hosting, net revenue	$147,065	$152,394	$159,536	$164,094	$172,947
Cloud, net revenue	$15,334	$17,122	$19,269	$23,220	$26,763
Net revenue	$162,399	$169,516	$178,805	$187,314	$199,710
Revenue growth (year over year)	17.4%	18.4%	23.2%	23.2%	23.0%

Net upgrades (monthly average) *	1.3%	1.4%	1.1%	1.6%	1.6%
Churn (monthly average) *	-1.1%	-0.9%	-0.9%	-1.0%	-1.1%
Growth in installed base (monthly average) *	0.1%	0.5%	0.2%	0.6%	0.5%

Number of employees (Rackers) at period end	2,730	2,774	2,905	3,002	3,130
Number of servers deployed at period end	54,655	56,671	59,876	61,874	63,996

Profitability
Income from operations	$13,128	$15,689	$16,728	$17,831	$21,635
Depreciation and amortization	$32,696	$35,018	$36,698	$37,991	$39,677
Share-based compensation expense
Cost of revenue	$778	$768	$969	$1,163	$1,305
Sales and marketing	$826	$639	$880	$1,100	$1,209
General and administrative	$4,008	$3,851	$4,129	$4,113	$4,669
Total share-based compensation expense	$5,612	$5,258	$5,978	$6,376	$7,183
Adjusted EBITDA (1)	$51,436	$55,965	$59,404	$62,198	$68,495

Adjusted EBITDA margin (1)	31.7%	33.0%	33.2%	33.2%	34.3%

Operating income margin	8.1%	9.3%	9.4%	9.5%	10.8%

Income from operations	$13,128	$15,689	$16,728	$17,831	$21,635
Effective tax rate	33.9%	34.0%	33.6%	33.2%	35.5%
Net operating profit after tax (NOPAT) (1)	$8,678	$10,355	$11,107	$11,911	$13,955
NOPAT margin	5.3%	6.1%	6.2%	6.4%	7.0%

Capital efficiency and returns
Interest bearing debt	$167,976	$167,386	$169,517	$169,847	$180,177
Stockholders' equity	$330,392	$349,427	$370,425	$397,994	$413,237
Less: Excess cash	$(83,462)	$(105,083)	$(109,840)	$(126,018)	$(142,592)
Capital base	$414,906	$411,730	$430,102	$441,823	$450,822
Average capital base	$402,188	$413,318	$420,916	$435,963	$446,323
Capital turnover (annualized)	1.62	1.64	1.70	1.72	1.79

Return on capital (annualized) (1)	8.6%	10.0%	10.6%	10.9%	12.5%

Capital expenditures
Purchases of property and equipment, net	$26,024	$34,652	$39,622	$29,050	$29,222
Vendor financed equipment purchases	$20,664	$12,398	$15,766	$15,793	$23,208
Total capital expenditures	$46,688	$47,050	$55,388	$44,843	$52,430

Customer gear	$28,705	$28,421	$32,488	$29,589	$36,219
Data center build outs	$4,028	$7,880	$16,644	$5,955	$6,162
Office build outs	$5,432	$5,350	$1,220	$1,306	$1,271
Capitalized software and other projects	$8,523	$5,399	$5,036	$7,993	$8,778
Total capital expenditures	$46,688	$47,050	$55,388	$44,843	$52,430

Infrastructure capacity and utilization
Technical square feet of data center space at period end ***	167,821	162,848	169,998	169,998	177,148
Annualized net revenue per average technical square foot ***	$3,764	$4,101	$4,298	$4,407	$4,602
Utilization rate at period end	62.3%	65.3%	66.5%	69.1%	68.9%

Key Metrics (Continued) – Quarter to Date
(Unaudited)

* Prior quarter averages have been updated to reflect a change in our methodology, which was revised to include the full impact of our utility business.
Previously, results from our utility business were only included as part of the total revenue number from which the percentages for growth in installed base were calculated. For additional details relating to this methodology, please refer to our third quarter Form 10-Q for the period ended September 30, 2010, expected to be filed with the SEC on November 9, 2010. Due to rounding, totals may not equal the sum of the line items in the table above. The table below is a comparison of our installed base growth metric over the last five quarters using our old methodology compared to what it would have been if we had been using our new methodology:

	Three Months Ended
	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010

Net upgrades (monthly average)
New Methodology	1.3%	1.4%	1.1%	1.6%	1.6%
Old Methodology	1.2%	1.3%	1.1%	1.4%	1.4%
Difference	0.1%	0.1%	0.0%	0.2%	0.2%

Churn (monthly average)
New Methodology	-1.1%	-0.9%	-0.9%	-1.0%	-1.1%
Old Methodology	-1.1%	-0.8%	-0.9%	-0.9%	-1.0%
Difference	0.0%	-0.1%	0.0%	-0.1%	-0.1%

Growth in installed base (monthly average)
New Methodology	0.1%	0.5%	0.2%	0.6%	0.5%
Old Methodology	0.1%	0.4%	0.2%	0.5%	0.4%
Difference	0.0%	0.1%	0.0%	0.1%	0.1%

** Amounts include SaaS customers for Jungle Disk using a Rackspace storage solution. Jungle Disk customers using a third party storage solution are excluded.
*** Technical square footage as of September 30, 2010 excludes 24,400 square feet and 3,300 square feet for unused portions of the Chicago and Northern
Virginia facilities, respectively.
(1) See discussion and reconciliation of our Non-GAAP financial measures to the most comparable GAAP measures.

Consolidated Quarterly Statements of Income
(Unaudited)

	Three Months Ended
(In thousands)	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010

Net revenue	$162,399	$169,516	$178,805	$187,314	$199,710
Costs and expenses:
Cost of revenue	53,093	53,405	57,007	61,470	64,616
Sales and marketing	19,860	20,016	21,977	23,285	24,651
General and administrative	43,622	45,388	46,395	46,737	49,131
Depreciation and amortization	32,696	35,018	36,698	37,991	39,677
Total costs and expenses	149,271	153,827	162,077	169,483	178,075
Income from operations	13,128	15,689	16,728	17,831	21,635
Other income (expense):
Interest expense	(2,147)	(2,096)	(2,144)	(1,875)	(2,068)
Interest and other income (expense)	523	90	185	814	(1,263)
Total other income (expense)	(1,624)	(2,006)	(1,959)	(1,061)	(3,331)
Income before income taxes	11,504	13,683	14,769	16,770	18,304
Income taxes	3,900	4,648	4,957	5,572	6,495
Net income	$7,604	$9,035	$9,812	$11,198	$11,809

	Three Months Ended
(Percent of net revenue)	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010

Net revenue	100.0%	100.0%	100.0%	100.0%	100.0%
Costs and expenses
Cost of revenue	32.7%	31.5%	31.9%	32.8%	32.4%
Sales and marketing	12.2%	11.8%	12.3%	12.4%	12.3%
General and administrative	26.9%	26.8%	25.9%	25.0%	24.6%
Depreciation and amortization	20.1%	20.7%	20.5%	20.3%	19.9%
Total costs and expenses	91.9%	90.7%	90.6%	90.5%	89.2%
Income from operations	8.1%	9.3%	9.4%	9.5%	10.8%
Other income (expense):
Interest expense	-1.3%	-1.2%	-1.2%	-1.0%	-1.0%
Interest and other income (expense)	0.3%	0.1%	0.1%	0.4%	-0.6%
Total other income (expense)	-1.0%	-1.2%	-1.1%	-0.6%	-1.7%
Income before income taxes	7.1%	8.1%	8.3%	9.0%	9.2%
Income taxes	2.4%	2.7%	2.8%	3.0%	3.3%
Net income	4.7%	5.3%	5.5%	6.0%	5.9%
Due to rounding, totals may not equal the sum of the line items in the table above.

(1) Non-GAAP Financial Measures

Adjusted EBITDA (Non-GAAP financial measure)

We define Adjusted EBITDA as Net Income, plus Income Taxes, Total Other Income (Expense), Depreciation and Amortization, and non-cash charges for share-based compensation.

Adjusted EBITDA is a metric that is used in our industry by the investment community for comparative and valuation purposes. We disclose this metric in order to support and facilitate the dialogue with research analysts and investors.

Note that Adjusted EBITDA is not a measure of financial performance under accounting principles generally accepted in the United States (GAAP) and should not be considered a substitute for net income, which we consider to be the most directly comparable GAAP measure. Adjusted EBITDA has limitations as an analytical tool, and when assessing our operating performance, you should not consider Adjusted EBITDA in isolation, or as a substitute for net income or other consolidated income statement data prepared in accordance with GAAP.  Other companies may calculate Adjusted EBITDA differently than we do, limiting its usefulness as a comparative measure.  See our Adjusted EBITDA to net income reconciliations in the table below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
Net revenue	$162,399	$169,516	$178,805	$187,314	$199,710

Income from operations	$13,128	$15,689	$16,728	$17,831	$21,635

Net income	$7,604	$9,035	$9,812	$11,198	$11,809
Plus: Income taxes	3,900	4,648	4,957	5,572	6,495
Plus: Total other (income) expense	1,624	2,006	1,959	1,061	3,331
Plus: Depreciation and amortization	32,696	35,018	36,698	37,991	39,677
Plus: Share-based compensation expense	5,612	5,258	5,978	6,376	7,183
Adjusted EBITDA	$51,436	$55,965	$59,404	$62,198	$68,495

Operating income margin	8.1%	9.3%	9.4%	9.5%	10.8%

Adjusted EBITDA margin	31.7%	33.0%	33.2%	33.2%	34.3%

Return on Capital (ROC) (Non-GAAP financial measure)

We define Return on Capital (ROC) as follows:

ROC = Net Operating Profit After Tax (NOPAT)
Average Capital Base

NOPAT = Income from operations x (1 – Effective tax rate)

Average Capital Base = Average of (Interest bearing debt + stockholders’ equity – excess cash) = Average of (Total assets – excess cash – accounts payables and accrued expenses – deferred revenues – other non-current liabilities and deferred income taxes); calculated on a quarterly basis.

We define excess cash as the amount of cash and cash equivalents that exceeds our operating cash requirements, which is calculated as three percent of our annualized net revenue for the three months prior to period end.  We will periodically review the calculation and adjust it to reflect our projected cash requirements for the upcoming year.

We believe that ROC is an important metric for investors in evaluating a company’s performance. ROC relates after-tax operating profits with the capital that is placed into service. It is therefore a performance metric that incorporates both the Statement of Income and the Balance Sheet. ROC measures how successfully capital is deployed within a company.

Note that ROC is not a measure of financial performance under GAAP and should not be considered a substitute for return on assets, which we consider to be the most directly comparable GAAP measure, and may not be comparable to similarly titled measures reported by other companies. See our ROC reconciliation to return on assets below.

	Three Months Ended
	(Unaudited)
(Dollars in thousands)	September 30, 2009	December 31, 2009	March 31, 2010	June 30, 2010	September 30, 2010
Income from operations	$13,128	$15,689	$16,728	$17,831	$21,635
Effective tax rate	33.9%	34.0%	33.6%	33.2%	35.5%
Net operating profit after tax (NOPAT)	$8,678	$10,355	$11,107	$11,911	$13,955

Net income	$7,604	$9,035	$9,812	$11,198	$11,809

Total assets at period end	$625,330	$668,645	$691,729	$720,457	$760,198
Less: Excess cash	(83,462)	(105,083)	(109,840)	(126,018)	(142,592)
Less: Accounts payable and accrued expenses	(77,108)	(89,773)	(92,828)	(97,711)	(101,427)
Less: Deferred revenue (current and non-current)	(18,222)	(19,444)	(18,044)	(16,640)	(16,685)
Less: Other non-current liabilities and deferred income taxes	(31,632)	(42,615)	(40,915)	(38,265)	(48,672)
Capital base	$414,906	$411,730	$430,102	$441,823	$450,822

Average total assets	$641,062	$646,988	$680,187	$706,093	$740,328
Average capital base	$402,188	$413,318	$420,916	$435,963	$446,323

Return on assets (annualized)	4.7%	5.6%	5.8%	6.3%	6.4%
Return on capital (annualized)	8.6%	10.0%	10.6%	10.9%	12.5%

Adjusted Free Cash Flow (Non-GAAP financial measure)

We define Adjusted Free Cash Flow as Adjusted EBITDA plus non-cash deferred rent, less total capital expenditures (including vendor financed equipment purchases), cash payments for interest, net, and cash refunds (payments) for income taxes, net.

We believe that Adjusted Free Cash Flow is an important metric for investors in evaluating how a company is currently using cash generated, and may indicate its ability to generate cash that can potentially be used by the business for capital investments, acquisitions, reduction of debt, payment of dividends, etc.  Note that Adjusted Free Cash Flow is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Adjusted Free Cash Flow reconciliation to Adjusted EBITDA below, as well as our reconciliation of Net income to Adjusted EBITDA provided above.

	Three Months Ended	Nine Months Ended
(In thousands)	September 30, 2010	September 30, 2010
	(Unaudited)
Adjusted EBITDA	$68,495	$190,097
Non-cash deferred rent	1,051	4,171
Total capital expenditures	(52,430)	(152,661)
Cash payments for interest, net	(1,795)	(5,723)
Cash payments for income taxes, net	(3,577)	(7,276)
Adjusted free cash flow	$11,744	$28,608

Net Leverage (Non-GAAP financial measure)

We define Net Leverage as Net Debt divided by Adjusted EBITDA (trailing twelve months).

We believe that Net Leverage is an important metric for investors in evaluating a company’s liquidity.  Note that Net Leverage is not a measure of financial performance under GAAP and may not be comparable to similarly titled measures reported by other companies. See our Net Leverage calculation below.

(Dollars in thousands)	As of September 30,
	2010
	(Unaudited)
Obligations under capital leases	$126,521
Debt	53,656
Total debt	$180,177
Less: Cash and cash equivalents	(166,557)
Net debt	$13,620
Adjusted EBITDA (trailing twelve months)	$246,062

Net leverage	0.06	x